                                                                    EXHIBIT 10.6


                          JUNIOR DEMAND PROMISSORY NOTE

$350,000.00                                           North Barrington, Illinois
                                                                  March 31, 1995

          FOR VALUE RECEIVED, MARK VAN STEKELENBURG AND MIRJAM VAN STEKELENBURG and their successors in trust, as Trustees of the VAN STEKELENBURG LIVING TRUST dated September 4, 1992, as amended (the "Maker"), hereby promise to pay, on demand, to the order of RYKOFF-SEXTON, INC., a Delaware corporation ("Payee") in lawful money of the United States of America in immediately available funds, at such place as the holder hereof may from time to time designate or in the absence of such designation at the office of the Payee, 761 Terminal Street, P.O. Box 21917, Los Angeles, California 90021, the principal sum of THREE HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS ($350,000.00) (the "Principal Amount") or so much thereof as shall be outstanding from time to time, with no interest.

          1. The Principal Amount and all other sums due and owing (collectively the "Indebtedness") pursuant hereto and pursuant to the Mortgage (as defined in Section 5 hereof) shall be due and payable on demand.

          2. The Maker may prepay all or any part of the Indebtedness evidenced by this Note, without penalty or premium.

          3. The Maker represents and agrees that this Note and the rights and obligations of all parties under this Note shall be governed by and construed under the applicable laws of the State of Illinois.

          4. The parties hereto intend and believe that each provision in this Note comports with all applicable local, state and federal laws and judicial decisions. However, if any provision or provisions, or if any portion of any provision or provisions, in this Note is found by a court of law to be in violation of any applicable local, state or federal ordinance, statute, law, administrative or judicial decision, or public policy, and if such court should declare such portion, provision or provisions of this Note to be illegal, invalid, unlawful, void or unenforceable as written, then it is the intent of the parties hereto that such portion, provision or provisions shall be given force to the fullest possible extent that they are legal, valid and enforceable, that the remainder of this Note shall be construed as if such illegal, invalid, unlawful, void or unenforceable portion, provision or provisions were not contained therein, and that the rights, obligations and interest of the Maker and holder hereof under the remainder of this Note shall continue in full force and effect.

          5. This Note is secured by that certain Junior Mortgage dated of even date herewith ("Mortgage") given by the Maker to the Payee and creating a second lien on the Premises (as defined in the Mortgage).

          6. An "Event of Default" under this Note shall be deemed to have occurred upon:

          (a) the failure of the Maker in the punctual payment of the Indebtedness on demand and the continuance thereof for five (5) days;

          (b) the failure of the Maker to make any payments or perform any obligations required under the terms of the First Mortgage (as defined in the Mortgage); and

          (c) an Event of Default exists under the terms, conditions, and provisions of the Mortgage.

It is agreed that at the election of the Payee or the holder or holders of this Note, and in addition to any other rights or remedies set forth in this Note or the Mortgage, upon the occurrence of an Event of Default, and without notice, the indebtedness shall become at once due and payable at the place of payment aforesaid. Failure of the Payee to exercise any such election shall not constitute a waiver of the right to exercise the same at a later time or in the event of any subsequent Event of Default. The rights or remedies of the Payee herein or in the Mortgage shall be cumulative and concurrent and may be pursued singly, successively or together against the Maker, the Premises and any other funds, property, or security held by the Payee for the payment of the Indebtedness or otherwise, at the sole discretion of the Payee.

          6. The undersigned and all other parties now or hereafter liable for the payment of this Note, whether as guarantor, endorser, surety, or otherwise, jointly and severally (to the extent permitted by law) (a) waive valuation and appraisement, demand, presentment for payment, notice of dishonor, diligence in collection or enforcement, grace, protest and notice of protest, and consent to all renewals, extensions, releases, restatements, rearrangements, or substitutions of security, in whole or in part, with or without notice; (b) waive any rule of law intended for its advantage or protection which would enable its release or discharge from liability hereon, in whole or in part, for any reason other than full and complete payment of all amounts due under this Note; and (c) expressly agree that this Note, or any payment under this Note, may be extended from time to time in the sole discretion of the Payee without in any way without affecting the liability of the Maker or any other guarantors and endorsers.

          7. Any notice, demand, request or other communication which any party hereto may desire or may be required to give to any other party shall be in writing, and the mailing thereof by registered or certified mail, postage prepaid, return receipt requested, to the respective addresses of the parties set forth below, or to such other place as any party hereto may by notice in writing designate for itself, shall constitute service of notice hereunder on the date of delivery or refusal to accept delivery:

          If to the Maker:

               Mark Van Stekelenburg and
                  Mirjam Van Stekelenburg, as Trustees
               34 Deverell Drive
               North Barrington, Illinois 60010

          If to the Payee:

               Rykoff-Sexton, Inc.
               761 Terminal Street
               P.O. Box 21917
               Los Angeles, California 90021
               Attention:
                           -----------------

Any such notice may be served by personal delivery thereof, which delivery shall constitute service of notice hereunder on the date of such delivery or by deposit with an internationally recognized overnight courier service, which deposit shall constitute service of notice on the date of such delivery or refusal to accept delivery.

          8. The Maker agrees to pay all costs and out-of-pocket expenses (including, but not limited to, reasonable attorneys' fees and expenses) incurred by holder in connection with any collection and enforcement of this Note or the Mortgage.

          9. Time is hereby declared to be of the essence of this Note and of every part hereof.

          IN WITNESS WHEREOF, the Maker has executed and delivered this Note as of the day and year first above written.



                                        /s/ Mark Van Stekelenburg
                                        ----------------------------------------
                                        Mark Van Stekelenburg, as Trustee,
                                        as aforesaid



                                        /s/ Mirjam Van Stekelenburg
                                        ----------------------------------------
                                        Mirjam Van Stekelenburg, as Trustee
                                        as aforesaid


                                        3